Exhibit 99.1

NEWS RELEASE

Contacts

John Waelti

(952) 392-1196

Virtual Radiologic Announces $8 Million Share Repurchase Authorization

MINNEAPOLIS, Minn., August 6, 2008 — Virtual Radiologic Corp. (NASDAQ: VRAD), a leading global provider of teleradiology services, today announced that its Board of Directors has authorized the repurchase of up to $8 million of the company’s outstanding common stock.

“We believe the current valuation of Virtual Radiologic’s common stock makes the repurchase of our equity a compelling investment for the company and will enhance shareholder value,” said Sean Casey, Chairman and CEO of Virtual Radiologic. “Having $30 million in cash on hand and a growing business that is generating excellent cash flow allows us to invest in Virtual Radiologic stock as well as other strategic initiatives,” Casey added.

Virtual Radiologic plans to make share repurchases from time to time on the open market, or pursuant to negotiated or block transactions in accordance with applicable SEC guidelines and regulations.  Additionally, Virtual Radiologic may make repurchases pursuant to trading plans meeting the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934.

The timing of repurchases and the number of shares repurchased will depend upon business and financial market conditions.

About Virtual Radiologic

Virtual Radiologic Corporation (www.virtualrad.com) provides teleradiology solutions to radiology practices and medical centers throughout the United States and abroad.  Utilizing market-leading, proprietary workflow technology, Virtual Radiologic physicians perform preliminary and final read interpretations for emergent and non-emergent needs — day or night, 365 days a year.  Virtual Radiologic’s American Board of Radiology-certified radiologists are collectively licensed in all 50 states.  Virtual Radiologic is Joint Commission-certified and serves hundreds of clients supporting more than 930 medical facilities.

Safe Harbor for Forward-Looking and Cautionary Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, in particular, statements about the share repurchase authorization, our plans, objectives, strategies and prospects regarding, among other things, our business and results of operations. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Virtual Radiologic Corporation to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Statements that are not historical facts in this press release are forward-looking statements that involve certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Except as required by applicable law, Virtual Radiologic Corporation undertakes no duty to update these forward-looking statements due to new information or as a result of future events.